Exhibit 99.1

TICC Declares Second Quarter 2008 Distribution of $0.30 per Share and

Reports Earnings for the Quarter Ended March 31, 2008

GREENWICH, CT – 5/6/2008 – TICC Capital Corp. (NASDAQ: TICC) announced today that its Board of Directors has declared a distribution of $0.30 per share for the second quarter of 2008.

The dividend is payable as follows:

•	Payable Date: June 30, 2008

•	Record Date: June 16, 2008

In addition, TICC announced today its financial results for the quarter ended March 31, 2008.

HIGHLIGHTS

•

For the quarter ended March 31, 2008, we recorded approximately $11.5 million of total investment income and $6.3 million of net investment income compared to $9.9 million of total investment income and $6.6 million of net investment income for the quarter ended March 31, 2007, an increase of approximately 16.0% and a decrease of approximately 5.4%, respectively.

•

We had net unrealized depreciation on investments of approximately $22.4 million for the quarter ended March 31, 2008, resulting in a net decrease in net assets resulting from operations of approximately $0.75 per share for the first quarter 2008. Despite this unrealized depreciation, as of March 31, 2008 all but three of the loans in our portfolio were currently paying as agreed.

•

The net unrealized depreciation on investments of approximately $22.4 million, which we recorded for the quarter ended March 31, 2008, reflects fair value adjustments across most of our portfolio. These adjustments reflect changes in the current interest rate environment, credit markets generally, as well as the financial performance of our various portfolio companies. The most significant of these adjustments included the following items:

•	Unrealized depreciation on our debt investments in CAPS Group term A and B notes of approximately $7.0 million

•	Unrealized depreciation on WHITTMANHART, Inc. of approximately $3.6 million;

•	Unrealized depreciation of approximately $3.1 million on our debt investment in Palm, Inc;

•	Unrealized gain on Pulvermedia, Inc. associated with our recovery of approximately $1.7 million;

•	Unrealized gain on Algorithmic Implementations, Inc. of approximately $1.7 million.

•

Investment originations for the first quarter amounted to approximately $17.5 million, and consisted of additional debt investments in existing portfolio companies. The significant investments were as follows:

•	$10.5 million investment in senior secured notes issued by NetQuote, Inc.

•	$3.0 million investment in senior secured notes issued by Hyland Software, Inc.

•	$3.0 million investment in senior secured notes issued by Integra Telecomm, Inc.

•

At March 31, 2008, the weighted average yield of our debt investments (excluding cash equivalents and assuming no interest income on the investments placed on non-accrual status) was approximately 10.5%.

•

Expenses for the quarter were approximately $5.2 million, including approximately $2.1 million in interest expense, reflecting outstanding borrowings under our credit facility, and approximately $2.2 million in investment advisory fees.

•	At March 31, 2008, approximately $141.3 million was outstanding under our credit facility.

•	As of May 5, 2008, we had approximately $125.0 million outstanding under our credit facility.

SUBSEQUENT EVENTS

•

On April 10, 2008, $14.5 million of senior unsecured notes and $300,000 of warrants to purchase common stock of Aviel Services, Inc. was fully repaid. TICC realized a gain of approximately $1.6 million on this transaction.

•	On May 1, 2008, the Board of Directors declared a dividend of $0.30 per share for the second quarter, payable on June 30, 2008 to shareholders of record as of June 16, 2008.

We will host a conference call to discuss our first quarter results today, Tuesday, May 6th at 10:00 AM EDT. Please call 800-860-2442 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, the replay passcode is 419244.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2007, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Investments, at fair value (cost: $409,492,206 @ 3/31/08; $411,125,347 @ 12/31/07)
Non-affiliated/non-control investments ($387,953,220 @ 3/31/08; $389,288,207 @ 12/31/07)	$335,085,212	$360,530,609
Control investments (cost: $21,538,986 @ 3/31/08; $21,837,140 @ 12/31/07)	26,250,000	24,837,140

Total investments at fair value	361,335,212	385,367,749

Cash and cash equivalents	14,132,094	7,944,608
Interest receivable	2,530,836	2,876,424
Prepaid expenses and other assets	460,919	201,372

Total assets	$378,459,061	$396,390,153

LIABILITIES
Investment advisory fee payable to affiliate	$2,179,856	$2,123,168
Accrued interest payable	224,740	310,312
Accrued expenses	281,356	87,170
Loans payable	141,333,334	136,500,000

Total liabilities	144,019,286	139,020,650

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 21,696,133 and 21,563,717 issued and outstanding, respectively	216,961	215,637
Capital in excess of par value	297,572,989	296,578,543
Net unrealized depreciation on investments	(48,156,994)	(25,757,598)
Accumulated net realized losses on investments	(13,423,328)	(13,389,509)
Distributions in excess of investment income	(1,769,853)	(277,570)

Total net assets	234,439,775	257,369,503

Total liabilities and net assets	$378,459,061	$396,390,153

Net asset value per common share	$10.81	$11.94

TICC CAPITAL CORP.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income—debt investments	$10,449,524	$8,658,400
Interest income—cash and cash equivalents	55,992	121,519
Other income	207,780	280,250

Total investment income from non-affiliated/non-control investments	10,713,296	9,060,169

From control investments:
Interest income—debt investments	766,527	836,691
Other income	0	0

Total investment income from control investments	766,527	836,691

Total investment income	11,479,823	9,896,860

EXPENSES
Compensation expense	222,000	200,000
Investment advisory fees	2,179,855	1,641,555
Professional fees	349,927	251,185
Interest expense	2,061,437	1,004,226
General and administrative	395,948	171,741

Total expenses	5,209,167	3,268,707

Net investment income	6,270,656	6,628,153

Net change in unrealized appreciation or depreciation on investments	(22,399,396)	(3,025,461)

Net realized (losses) gains on investments	(33,819)	(143,207)

Net (decrease) increase in net assets resulting from operations	$(16,162,559)	$3,459,485

Net increase in net assets resulting from net investment income per common share:
Basic and diluted	$0.29	$0.34
Net (decrease) increase in net assets resulting from operations per common share:
Basic and diluted	$(0.75)	$0.18
Weighted average shares of common stock outstanding:
Basic and diluted	21,565,172	19,732,312

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Per Share Data
Net asset value at beginning of period	$11.94	$13.77

Net investment income (loss)(1)	0.29	0.34
Net realized and unrealized capital gains (losses)(2)	(1.03)	(0.17)
Effect of shares issued, net of offering expenses	(0.03)	0.02

Total from investment operations	(0.77)	0.19

Total distributions(3)	(0.36)	(0.36)

Net asset value at end of period	$10.81	$13.60

Per share market value at beginning of period	$9.23	$16.14
Per share market value at end of period	$7.52	$16.91
Total return(4)	(14.63)%	7.00%
Shares outstanding at end of period	21,696,133	19,810,567

Ratios/Supplemental Data
Net assets at end of period (000's)	$234,440	$269,444
Average net assets (000's)	260,134	273,558
Ratio of expenses to average net assets(5)	8.01%	4.78%
Ratio of expenses, excluding interest expense, to average net assets(5)	4.84%	3.31%
Ratio of net investment income to average net assets(5)	9.64%	9.69%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gains (losses) include rounding adjustment to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for a fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. However, if the character of such distributions were determined as of March 31, 2008, approximately $0.07 per share of the Company’s distributions for 2008 would have been characterized as a tax return of capital to the Company’s stockholders.
(4)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan. Total return is not annualized.
(5)	Annualized.

About TICC Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.